Exhibit 25.1

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM T-1

                       STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                  ----------------------------------

                  THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

A National Banking Association                       36-0899825
                                                     (I.R.S. employer
                                                     identification number)

One First National Plaza, Chicago, Illinois          60670-0126
(Address of principal executive offices)             (Zip Code)

                  The First National Bank of Chicago
                 One First National Plaza, Suite 0286
                     Chicago, Illinois 60670-0286
        Attn: Lynn A. Goldstein, Law Department (312) 732-6919
       (Name, address and telephone number of agent for service)


                  ----------------------------------
                           The Rouse Company
          (Exact name of obligor as specified in its charter)



          Maryland                                   52-0735512
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification
                                                        number)

10275 Little Patuxent Parkway
Columbia, Maryland                                   21044-3456
(Address of principal executive offices)             (Zip Code)

                            Debt Securities
                    (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of April, 1998.


               The First National Bank of Chicago,
               Trustee

               By:  /s/ Sandra L. Caruba
                  --------------------------------
                  Sandra L. Caruba
                  Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).


                               EXHIBIT 6



                  THE CONSENT OF THE TRUSTEE REQUIRED
                     BY SECTION 321(b) OF THE ACT


                                                        April 29, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between The Rouse Company and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago



                        By  /s/ Sandra L. Caruba
                        --------------------------------
                              Sandra L. Caruba
                              Vice President


                               EXHIBIT 7


Call Date: 12/31/97                          ST-BK:  17-1630 FFIEC 031
                                                             Page RC-1

Legal Title of Bank:                The First National Bank of Chicago
Address:                            One First National Plaza, Ste 0303
City, State  Zip:                                   Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet



                                                                              Dollar Amounts in                    C400
                                                                                                                   ----
                                                                                  Thousands            RCFD     BIL MIL THOU
                                                                                  ---------            ----     ------------
ASSETS
1.    Cash and balances due from depository institutions (from Schedule
      RC-A):
      a.  Noninterest-bearing  balances  and  currency  and  coin(1).......                            0081     4,267,336      1.a.
      b.  Interest-bearing  balances(2)....................................                            0071     6,893,837      1.b.
2.    Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A).........                            1754             0      2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)......                            1773     5,691,722      2.b.
3.    Federal funds sold and securities purchased under agreements to
      resell                                                                                           1350     6,339,940        3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule
      RC-C)................................................................   RCFD 2122 25,202,984                             4.a.
      b.  LESS:  Allowance  for  loan  and  lease  losses..................   RCFD 3123    419,121                             4.b.
      c.  LESS:  Allocated  transfer  risk  reserve........................   RCFD 3128          0                             4.c.
      d. Loans and leases, net of unearned income, allowance, and
         reserve  (item  4.a  minus  4.b  and  4.c)........................                            2125    24,783,863      4.d.
5.    Trading  assets  (from  Schedule  RD-D)..............................                            3545     6,703,332        5.
6.    Premises and fixed assets (including capitalized leases).............                            2145       743,426        6.
7.    Other real estate owned (from Schedule RC-M).........................                            2150         7,727        7.
8.    Investments in unconsolidated subsidiaries and associated
      companies  (from  Schedule  RC-M)....................................                            2130       134,959        8.
9.    Customers'  liability  to  this  bank  on  acceptances  outstanding..                            2155       644,340        9.
10.   Intangible  assets  (from  Schedule  RC-M)...........................                            2143       268,501       10.
11.   Other  assets  (from  Schedule  RC-F)................................                            2160     2,004,432       11.
12.   Total  assets  (sum  of  items  1  through  11)......................                            2170    58,483,415       12.

-------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Call Date: 09/30/97                          ST-BK:  17-1630 FFIEC 031
                                                             Page RC-2

Legal Title of Bank:                The First National Bank of Chicago
Address:                            One First National Plaza, Ste 0303
City, State  Zip:                                   Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Schedule RC-Continued

                                                                     Dollar Amounts in
                                                                         Thousands                           BIL MIL THOU
                                                                         ---------                           ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule RC-E, part 1)...............................                            RCON 2200     21,756,846        13.a
         (1) Noninterest-bearing(1)................................  RCON 6631  9,197,227                                    13.a.1
         (2)   Interest-bearing....................................  RCON 6636  559,619                                      13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)........................                            RCFN 2200     14,811,410       13.b.
         (1) Noninterest bearing...................................  RCFN 6631  332,801                                      13.b.1
         (2)   Interest-bearing....................................  RCFN 6636  14,478,609                                   13.b.2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:...............................................                            RCFD 2800      4,535,422          14
15.   a. Demand notes issued to the U.S. Treasury..................                            RCON 2840         43,763        15.a
      b. Trading Liabilities (from Schedule RC-D)..................                            RCFD 3548      6,523,239        15.b
16.   Other borrowed money:
      a.  With a remaining  maturity of one year or less...........                            RCFD 2332      1,360,165        16.a
      b.  With a  remaining  maturity  of than one year  through
           three  years............................................                                   A547      576,492        16.b
      c.  With a remaining maturity of more than three years.......                                   A548      703,981        16.c
17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding......                            RCFD 2920        644,341          18
19.   Subordinated notes and debentures (2)........................                            RCFD 3200      1,700,000          19
20.   Other liabilities (from Schedule RC-G).......................                            RCFD 2930      1,322,077          20
21.   Total liabilities (sum of items 13 through 20)...............                            RCFD 2948     53,987,736          21
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus................                            RCFD 3838              0          23
24.   Common   stock...............................................                            RCFD 3230        200,858          24
25.   Surplus (exclude all surplus related to preferred stock).....                            RCFD 3839      2,999,001          25
26.   a. Undivided profits and capital reserves....................                            RCFD 3632      1,273,239       26.a.
      b. Net unrealized holding gains (losses) on available-for-sale
         securities................................................                            RCFD 8434        24,096        26.b.
27.   Cumulative foreign currency translation adjustments..........                            RCFD 3284        (1,515)          27
28.   Total equity capital (sum of items 23 through 27)............                            RCFD 3210     4,495,679           28
29.   Total  liabilities  and  equity  capital
         (sum of  items  21 and 28)................................                            RCFD 3300    58,483,415           29

Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the most
      comprehensive level of auditing work performed for the bank by independent external                        Number
      auditors  as of any date during 1996............................................................RCFD 6724    N/A          M.1


1 =   Independent audit of the bank conducted in accordance       4. =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank         authority)
2 =   Independent audit of the bank's parent holding company      5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing          auditors
      standards by a certified public accounting firm which       6 =   Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company              auditors
      (but not on the bank separately)                            7 =   Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in             8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)



------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.